Exhibit 4.9

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 4 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO RULE 144 OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE STOCK

Corporation:	VAPOTHERM, INC., a Delaware corporation
Number of Shares:	60,000 (Subject to Section 1.6)
Class of Stock:	Series C Preferred (Subject to Section 1.6)
Warrant Price:	$1.00 per share
Issue Date:	July 28, 2015
Expiration Date:	July 28, 2025 (Subject to Section 4.1)

THIS WARRANT TO PURCHASE STOCK (THIS “WARRANT”) CERTIFIES THAT, for good and valuable consideration, the receipt of which is hereby acknowledged, COMERICA BANK, a Texas banking association, or its assignee (“Holder”), is entitled to purchase the number of fully paid and nonassessable shares (the “Shares”) of the class of securities of VAPOTHERM, INC. (the “Company”) at the Warrant Price, all as set forth above and as adjusted pursuant to the terms of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE I

EXERCISE

1.1.    Method of Exercise. Holder may exercise this Warrant from time to time for all or any part of the unexercised Shares by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix I to the principal office of the Company (or such other appropriate location as Holder is so instructed by the Company). Holder shall also deliver to the Company a check, wire transfer (to an account designated by the Company) or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or an Acquisition (as defined below), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the closing of such transaction.

1.2.    Intentionally Omitted.

1.3.    Delivery of Certificate and New Warrant. Within thirty (30) days after Holder exercises this Warrant and the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised and has not expired, a new warrant representing the Shares not so acquired.

1.4.    Replacement of Warrants. In the case of loss, theft or destruction of this Warrant, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.5.    Acquisition of the Company.

1.5.1.     “Acquisition.” For the purpose of this Warrant, “Acquisition” means (a) any sale, exclusive license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or (b) any reorganization, consolidation, merger, sale of the voting securities of the Company or other transaction or series of related transactions where the holders of the Company’s securities before the transaction or series of related transactions beneficially own less than fifty percent (50%) of the outstanding voting securities of the surviving entity after the transaction or series of related transactions.

1.5.2.    Treatment of Warrant in the Event of an Acquisition. The Company shall give Holder written notice at least ten (10) days prior to the closing of any proposed Acquisition. The Company will use commercially reasonable efforts to cause (i) the acquirer of the Company, (ii) successor or surviving entity or (iii) parent entity in an Acquisition (the “Acquirer”) to assume this Warrant as a part of the Acquisition.

(a)    If the Acquirer assumes this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly, and the Warrant Price and number and class of Shares shall continue to be subject to adjustment from time to time in accordance with the provisions hereof.

(b)    If the Acquirer refuses to assume this Warrant in connection with the Acquisition, the Company shall give Holder an additional written notice at least ten (10) days prior to the closing of the Acquisition of such fact. In such event, notwithstanding any other provision of this Warrant to the contrary, Holder may immediately exercise this Warrant in the manner specified in this Warrant with such exercise effective immediately prior to closing of the Acquisition. If Holder elects not to exercise this Warrant, then this Warrant will terminate immediately prior to the closing of the Acquisition. Notwithstanding any other provision of this Warrant to the contrary if the Acquirer refuses to assume this Warrant in connection with such Acquisition, other than in connection with an Excluded Acquisition (as defined below), then effective as of the date that is ten (10) days prior to the closing of such Acquisition, the Holder shall have the option to elect that the Warrant Price be adjusted, without further action of any party, to $0.01 per share. As used herein, an “Excluded Acquisition” means, an Acquisition where the consideration that the

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holders of the Shares are entitled to receive on account of the Shares consists entirely of cash and/or shares of common stock that are publicly traded on a national exchange and where the shares, if any, receivable by the Holder of this Warrant were the Holder to exercise this Warrant in full immediately prior to the closing of such Acquisition may be publicly re-sold by the Holder in their entirety within the three (3) months following such closing pursuant to Rule 144 or an effective registration statement under the Act.

1.6.    Adjustment in Underlying Preferred Stock Price and Warrant Price. If after the Issue Date the Company sells and issues to any investors preferred stock in its next round of equity financing at a price per share that is less than the Warrant Price, this Warrant shall, at Holder’s option, concurrent with the issuance of such shares of preferred stock, automatically be adjusted to instead be exercisable for shares of the same series and class and bearing the same rights, preferences, and privileges of such shares of stock, with the Warrant Price hereunder adjusted to equal the per share purchase price of such stock, and the number of such shares subject to this Warrant adjusted to equal (i) Sixty Thousand Dollars ($60,000), divided by (ii) such modified per share Warrant Price. Any adjustments pursuant to this Section 1.6 shall be in addition to any adjustments pursuant to Article 2 below.

ARTICLE II

ADJUSTMENTS TO THE SHARES

2.1.    Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock payable in common stock, or other securities, or subdivides the outstanding common stock into a greater amount of common stock, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

2.2.    Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company’s Certificate of Incorporation upon the closing of a registered public offering of the Company’s common stock. The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price, the number of securities or property issuable upon exercise of the new warrant and expiration date. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3.    Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification, reverse split or otherwise, into a lesser Number of Shares, the Warrant Price shall be proportionately increased. If the outstanding Shares are split or multiplied, by reclassification or otherwise, into a greater Number of Shares, the Warrant Price shall be proportionately decreased.

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2.4.    Adjustments for Diluting Issuances. In the event of the issuance (a “Diluting Issuance”) by the Company, after the Issue Date of this Warrant, of securities at a price per share less than the Warrant Price, then the number of shares of common stock issuable upon conversion of the Shares shall be adjusted in accordance with those provisions of the Company’s Certificate of Incorporation, a copy of which is attached hereto as Exhibit B, which apply to Diluting Issuances as if the Shares were outstanding on the date of such Diluting Issuance. The provisions set forth for the Shares in the Company’s Certificate of Incorporation relating to the above in effect as of the Issue Date may not be amended, modified or waived, without the prior written consent of Holder unless such amendment, modification or waiver affects the rights associated with the Shares in the same manner as such amendment, modification or waiver affects the rights associated with all other shares of the same series and class as the Shares granted to the Holder. Under no circumstances shall the aggregate Warrant Price payable by the Holder upon exercise of this Warrant increase as a result of any adjustment pursuant to the terms of this Section 2.4 arising from a Diluting Issuance.

2.5.    No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or Bylaws or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article 2 against dilution or other impairment.

2.6.    Certificate as to Adjustments. Upon each adjustment of the Warrant Price or number of Shares, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate signed by its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price and number of Shares in effect upon the date thereof and the series of adjustments leading to such Warrant Price and number of Shares.

2.7.    Limitations on Liability. Nothing contained in this Warrant shall be construed as imposing any liabilities on Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

2.8.    Fractional Shares. No fractional Shares shall be issuable upon exercise of this Warrant and the Number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise of this Warrant, the Company shall eliminate such fractional share interest by paying Holder an amount in cash computed by multiplying the fractional interest by the fair market value, as determined by the Company’s Board of Directors, of a full Share.

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ARTICLE III

REPRESENTATIONS AND COVENANTS OF THE COMPANY

3.1.    Representations and Warranties. The Company hereby represents and warrants to, and agrees with, the Holder as follows:

3.1.1.    The initial Warrant Price referenced on the first page of this Warrant is not greater than the price per share at which the Shares were last sold as of the date of this Warrant.

3.1.2.    This Warrant is and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued. All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws or under the Company’s Seventh Amended and Restated Stockholders’ Agreement, dated as of February 12, 2014, as amended (the “Stockholders’ Agreement”).

3.1.3.    The Company’s capitalization table delivered to Holder as of the Issue Date is true and complete as of the Issue Date.

3.2.    Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of stock; or (d) to merge or consolidate with or into any other corporation, or sell, lease, exclusively license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder (1) at least twenty (20) days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; and (2) in the case of the matters referred to in (c) and (d) above at least ten (10) days prior written notice of the date when the same will take place (and specifying the date on which the holders of stock will be entitled to exchange their stock for securities or other property deliverable upon the occurrence of such event). Upon request, the Company shall provide Holder with such information reasonably necessary for Holder to evaluate its rights as a holder of this Warrant or Warrant Shares in the case of matters referred to (a), (b), (c) and (d) herein above.

3.3.    Information Rights. So long as the Holder holds this Warrant and/or any of the Shares and the Company is not otherwise delivering such information to Holder under the Loan and Security Agreement between Holder and Corporation dated as of the Issue Date, and until such time as the Company becomes a reporting company under the Securities Exchange Act of 1934, as amended, and complies with the reporting obligations thereunder, the Company shall deliver to the Holder (a) promptly after mailing, copies of all communications, information and/or

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communiques to the shareholders of the Company, (b) within one hundred eighty (180) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (c) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company’s quarterly, unaudited financial statements. In addition, and without limiting the generality of the foregoing, so long as the Holder holds this Warrant and/or any of the Shares, the Company shall afford to the Holder the same access to information concerning the Company and its business and financial condition as would be afforded to a holder of a like number of the class of Shares under applicable state law and/or the Stockholder’s Agreement.

3.4.    Registration Under the Act. The Company agrees that the Shares or, if the Shares are convertible into Common Stock, such Common Stock, shall be deemed “Registrable Securities” for purposes of Section 3 of that certain Seventh Amended and Restated Registration Rights Agreement between the Company and its Investors, as defined therein, dated as of March 13, 2015, as amended (the “Agreement”), a copy of which is attached hereto as Exhibit C. The Company agrees that no amendments will be made to the Agreement which would have an adverse impact on Holder’s registration rights thereunder unless all other holders of Registrable Securities are similarly impacted. Holder shall be deemed to be a party to the Agreement solely for the purpose of the above-mentioned registration rights.

ARTICLE IV

MISCELLANEOUS

4.1.    Term; Exercise Upon Expiration. This Warrant is exercisable in whole or in part, at any time and from time to time on or before the Expiration Date set forth above; provided, however, that if the Company completes its initial public offering within the three-year period immediately prior to the Expiration Date, the Expiration Date shall automatically be extended until the third anniversary of the effective date of the Company’s initial public offering. The Company shall give Holder written notice of Holder’s right to exercise this Warrant not less than thirty (30) days before the Expiration Date. If the notice is not so given, the Expiration Date shall automatically be extended until thirty (30) days after the date the Company delivers such notice to Holder. The Company agrees that Holder may terminate this Warrant, upon notice to the Company, at any time in its sole discretion.

4.2.    Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 4 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO RULE 144 OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

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4.3.    Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee. The Company shall not require Comerica Bank (“Bank”) or a Bank Affiliate (as defined herein) to provide an opinion of counsel or investment representation letter if the transfer is to Bank’s parent company, Comerica Incorporated (“Comerica”), or any other affiliate of Bank (“Bank Affiliate”).

4.4.    Transfer Procedure. After receipt of the executed Warrant, Bank will transfer all of this Warrant to Comerica Ventures Incorporated, a non-banking subsidiary of Comerica and a Bank Affiliate (“Ventures”). Subject to the provisions of Section 4.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of this Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable); provided, however, that (i) unless an Event of Default has occurred and is continuing under the Loan Agreement, this Warrant and the rights granted hereunder may not be transferred or succeeded to by any direct competitor of the Company without the prior written consent of the Company, and (ii) Holder may transfer all or part of this Warrant to its affiliates, including, without limitation, Ventures, at any time without notice or the delivery of any other instrument to the Company, and such affiliate shall then be entitled to all the rights of Holder under this Warrant and any related agreements, and the Company shall cooperate fully in ensuring that any stock issued upon exercise of this Warrant is issued in the name of the affiliate that exercises this Warrant. The terms and conditions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective permitted successors and assigns.

4.5.    Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when: (i) given personally or mailed by first-class registered or certified mail, postage prepaid, or sent via a nationally recognized overnight courier service (such as, but not limited to, Federal Express, DHL or UPS), fee prepaid, or (ii) on the date sent by email or facsimile if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the address or facsimile number as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time. Effective upon the receipt of executed Warrant and initial transfer described in Article 5.4 above, all notices to the Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

Comerica Ventures Incorporated

Attn: Warrant Administrator

1717 Main Street, 5th Floor, MC 6406

Dallas, Texas 75201

Facsimile No. (xxx) xxx-xxxx

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All notices to the Company shall be addressed as follows:

VAPOTHERM, INC.

22 Industrial Drive, Suite 1

Exeter, NH 03833

Facsimile No.: (xxx) xxx-xxxx

Attn: Joseph Army, Chief Executive Officer

4.6.    Amendments; Waiver. This Warrant and any term hereof may be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

4.7.    Cumulative Remedies. The rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

4.8.    No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

4.9.    Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

4.10.    Confidentiality. The Company hereby agrees to keep the terms and conditions of this Warrant confidential. Notwithstanding the foregoing confidentiality obligation, the Company may disclose information relating to this Warrant (A) to its attorneys, advisors, accountants, shareholders and potential investors, (B) and as required by law, rule, regulation, court order or other legal authority, provided that (i) the Company has given Holder at least ten (10) days’ notice of such required disclosure, and (ii) the Company only discloses information that is required, in the opinion of counsel reasonably satisfactory to Holder, to be disclosed.

[Remainder of page left intentionally blank - Signature page follows]

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VAPOTHERM, INC.

By:	/s/ John R. Landry
Name:	John R. Landry
Title:	VP + CFO

APPENDIX I

NOTICE OF EXERCISE

1.    The undersigned hereby elects to purchase                  shares of the                      stock of VAPOTHERM, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2.    Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

Comerica Ventures Incorporated

Attn: Warrant Administrator

1717 Main Street, 5th Floor, MC 6406

Dallas, Texas 75201

Facsimile No. (214) 462-4459

3.    The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

COMERICA VENTURES INCORPORATED or
Assignee

(Signature)

(Name and Title)

(Date)

Appendix I

Exhibit A

[Intentionally Omitted]

Exhibit A

Exhibit B

Anti-Dilution Provisions

Certificate of Incorporation (including all amendments thereto) - ATTACHED HERETO

Exhibit B

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VAPOTHERM, INC.

Vapotherm, Inc., a corporation incorporated on March 12, 2013 and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST: The name of this corporation is Vapotherm, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Rd, Suite 400, in the City of Wilmington, County of New Castle 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 102,645,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (ii) 85,755,706 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.    COMMON STOCK

1.    General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2.    Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or pursuant to the General Corporation Law. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

3.    Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefore as, if, and when determined by the Board of Directors and subject to any dividend rights of any then outstanding Preferred Stock.

B.    PREFERRED STOCK

36,185,706 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock”, 24,270,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock,” and 25,300,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock,” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1.    Dividends. The holders of Series C Preferred Stock shall be entitled to receive non-cumulative cash dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on shares of Series B Preferred Stock, Series A Preferred Stock and Common Stock (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) at the rate of eight percent (8%) of the Series C Original Issue Price (as defined below) per share of Series C Preferred Stock per annum, payable only when, as and if declared by the Board of Directors of the Corporation. The holders of Series B Preferred Stock shall be entitled to receive non-cumulative cash dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on shares of Series A Preferred Stock and Common Stock (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) at the rate of eight percent (8%) of the Series B Original Issue Price (as defined below) per share of Series B Preferred Stock per annum, payable only when, as and if declared by the Board of Directors of the Corporation. The holders of Series A Preferred Stock shall be entitled to receive non-cumulative cash dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on shares of Common Stock (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) at the rate of eight percent (8%) of the Series A Original Issue Price (as defined below) per share of Series A Preferred Stock per annum, payable only when, as and if declared by the Board of Directors of the Corporation. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series C Preferred Stock, Series B Preferred Stock, and Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, in addition to the dividend described in the first or second sentences of this Subsection 1, as applicable, a dividend on each outstanding share of Series C Preferred Stock, Series B Preferred Stock, and Series A Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, as applicable, as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, as applicable, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, as applicable, determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series A Original Issue Price (as defined below), Series B Original Issue Price (as defined below), or Series C Original Issue Price (as defined below), as applicable; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock pursuant to this Subsection 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, as applicable, dividend. The “Series A Original Issue Price” shall mean $1.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. The “Series B Original Issue Price” shall mean $1.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. The “Series C Original Issue Price” shall mean $1.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock.

2.    Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1    Preferential Payments to Holders of Preferred Stock.

2.1.1    Series C Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series B Preferred Stock, Series A Preferred Stock, or Common Stock by reason of their ownership thereof, an amount per share equal to the Series C Original Issue Price, plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1.1, the holders of shares of Series C Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.1.2    Series B Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, following the payment in full of amounts due to holders of Series C Preferred Stock pursuant to Subsection 2.1.1, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the Series B Original Issue Price, plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1.2, the holders of shares of Series B Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.1.3    Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, following the payment in full of amounts due to holders of Series C Preferred Stock and Series B Preferred Stock pursuant to Subsections 2.1.1 and 2.1.2, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the Series A Original Issue Price, plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1.3, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2    Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such dissolution, liquidation, winding up or Deemed Liquidation Event of the Corporation; provided, however, that (x) if the aggregate amount which the holders of Series A Preferred Stock are entitled to receive under

Subsections 2.1 and 2.2 shall exceed four times the Series A Original Issue Price per share (subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification, or similar event affecting the Series A Preferred Stock) (the “Series A Maximum Participation Amount”), each holder of Series A Preferred Stock shall be entitled to receive upon such liquidation, dissolution or winding up of the Corporation the greater of (i) the Series A Maximum Participation Amount and (ii) the amount such holder would have received if all shares of Series A Preferred Stock had been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event of the Corporation, (y) if the aggregate amount which the holders of Series B Preferred Stock are entitled to receive under Subsections 2.1 and 2.2 shall exceed four times the Series B Original Issue Price per share (subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification, or similar event affecting the Series B Preferred Stock) (the “Series B Maximum Participation Amount”), each holder of Series B Preferred Stock shall be entitled to receive upon such liquidation, dissolution or winding up of the Corporation the greater of (i) the Series B Maximum Participation Amount and (ii) the amount such holder would have received if all shares of Series B Preferred Stock had been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event of the Corporation, and (z) if the aggregate amount which the holders of Series C Preferred Stock are entitled to receive under Subsections 2.1 and 2.2 shall exceed four times the Series C Original Issue Price per share (subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification, or similar event affecting the Series C Preferred Stock) (the “Series C Maximum Participation Amount”), each holder of Series C Preferred Stock shall be entitled to receive upon such liquidation, dissolution or winding up of the Corporation the greater of (i) the Series C Maximum Participation Amount and (ii) the amount such holder would have received if all shares of Series C Preferred Stock had been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event of the Corporation. The aggregate amount which a holder of a share of Series A Preferred Stock is entitled to receive under Subsections 2.1 and 2.2 is hereinafter referred to as the “Series A Liquidation Amount.” The aggregate amount which a holder of a share of Series B Preferred Stock is entitled to receive under Subsections 2.1 and 2.2 is hereinafter referred to as the “Series B Liquidation Amount.” The aggregate amount which a holder of a share of Series C Preferred Stock is entitled to receive under Subsections 2.1 and 2.2 is hereinafter referred to as the “Series C Liquidation Amount.”

2.3    Deemed Liquidation Events.

2.3.1    Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least (i) 64% of the outstanding shares of Series A Preferred Stock, (ii) 66-2/3% of the outstanding shares of Series B Preferred Stock, (iii) 66-2/3% of the outstanding shares of Series C Preferred Stock, and (iv) 66-2/3% of the outstanding shares of Preferred Stock (voting together as a single class on an as converted to Common Stock basis) (together, the “Preferred Voting Threshold”) elect otherwise by written notice sent to the Corporation at least ten (10) days prior to the effective date of any such event:

(a)    a merger or consolidation in which

(i)	the Corporation is a constituent party or

(ii)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(b)    the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation; provided, however, that a transaction shall not constitute a Deemed Liquidation Event if its sole purpose is to change the state of this corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held this corporation’s securities immediately prior to such transaction.

2.3.2    Effecting a Deemed Liquidation Event.

(a)    The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2.

(b)    In the event of a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(ii) or 2.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 90 days after the consummation of such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the 90th day after the consummation of such Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the holders of at least the Preferred Voting Threshold so request in a written instrument delivered to the Corporation not later than 120 days after the consummation of such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the 150th day after the consummation of such Deemed Liquidation Event (the “Liquidation Redemption Date”), to redeem all outstanding shares of Preferred Stock at a price per share equal to the Series A Liquidation Amount, the Series B Liquidation Amount, or the Series C Liquidation Amount, as applicable. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, or if the Corporation does not have sufficient lawfully available funds to effect such redemption, the Corporation shall (i) first ratably redeem each holder’s shares of Series C Preferred Stock to the fullest extent of such Available Proceeds, and shall redeem the remaining shares of Series C Preferred Stock as soon as it may lawfully do so under Delaware law governing distributions to stockholders, (ii) second, after all shares of Series C Preferred Stock are redeemed, ratably redeem each holder’s shares of Series B Preferred Stock to the fullest extent of such Available Proceeds, and shall redeem the remaining shares of Series B Preferred Stock as soon as it may lawfully do so under Delaware law governing distributions to stockholders, and (iii) third, after all shares of Series C Preferred Stock and Series B Preferred Stock are redeemed, ratably redeem each holder’s shares of Series A Preferred Stock to the fullest extent of such Available Proceeds, and shall redeem the remaining shares of Series A Preferred Stock as soon as it may lawfully do so under Delaware law governing distributions to stockholders. The provisions of Section 6 shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Preferred Stock pursuant to this Subsection 2.3.2(b). Prior to the distribution or redemption provided for in this Subsection 2.3.2(b), the Corporation shall not, without the consent of the holder of the Preferred Voting Threshold expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

2.3.3    Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

2.3.4    Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Subsection 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction or achievement of certain milestones, sales or earnings thresholds, or other contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction or achievement of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For purposes of this Subsection 2.3.4, whether consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Initial Consideration or Additional Consideration shall be determined by the Board of Directors in connection with the closing of such Deemed Liquidation Event.

2.3.5    Option to Purchase. In the event (x) the Corporation enters into an agreement whereby (A) the Corporation grants any corporation or other entity or person (a “Prospective Acquiror”) an option or other right to consummate a Deemed Liquidation Event with respect to the Corporation, or (B) the Corporation enters into any agreement whereby the Corporation has the option or other right to require a Prospective Acquiror to consummate a Deemed Liquidation Event with respect to the Corporation, and (y) the Board of Directors of the Corporation determines to distribute to the Corporation’s stockholders any initial consideration paid by the Prospective Acquiror to the Corporation with respect to such option or right (the “Upfront Stockholder Consideration”), such Upfront Stockholder Consideration shall be distributed as proceeds from a Deemed Liquidation Event in accordance with Subsections 2.1 and 2.2 and not as a dividend under Subsection 1.

3.    Voting.

3.1    General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class.

3.2    Election of Directors. The holders of record of 64% of the shares of Series A Preferred Stock, voting exclusively and as a separate class, shall be entitled to elect four (4) directors of the Corporation at any election of directors (the “Series A Directors”). The holders of record of 66-2/3% of the shares of Series B Preferred Stock, voting exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation at any election of directors (the “Series B Director”, and together with the Series A Directors, the “Preferred Directors”). For administrative convenience, the initial Series B Director may also be appointed by the Board in connection with the approval of the initial issuance of Series B Preferred Stock without a separate action by the holders of record of 66-2/3% of the shares of Series B Preferred Stock. Any director elected as provided in the preceding sentences may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Preferred Stock fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as separate classes, pursuant to the first two sentences of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the applicable series of Preferred Stock elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as separate classes. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Preferred Stock), voting together as a single class and not as separate series, and on an as-converted basis, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2. The rights of the holders of the Series A Preferred Stock under the first sentence of this Subsection 3.2 shall terminate on the first date following the Series C Original Issue Date (as defined below) on which there are issued and outstanding less than 1,000,000 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock). The rights of the holders of the Series B Preferred Stock under the second sentence of this Subsection 3.2 shall terminate on the first date following the Series C Original Issue Date (as defined below) on which there are issued and outstanding less than 1,000,000 shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock).

3.3    Preferred Stock Protective Provisions. At any time when at least 1,000,000 shares of Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of the Preferred Voting Threshold, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.3.1    amend, alter, or repeal any provision of the Certificate of Incorporation or the Bylaws of the Corporation in a manner that adversely affects the rights, powers or preferences of the Preferred Stock; provided that the terms of Subsection 5A may not be amended, altered or repealed without the consent of the holders of at least 75% of the then outstanding shares of Preferred Stock (voting together as a separate class on an as converted to Common Stock basis);

3.3.2    create, or authorize the creation of, or issue any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on parity with the Preferred Stock, or increase or decrease the authorized number of shares of Preferred Stock, Common Stock or any series thereof;

3.3.3    reclassify, alter or amend (a) any existing security that is pari passu with any series of Preferred Stock if such reclassification, alteration or amendment would render such other security senior to such series of Preferred Stock or (b) any existing security that is junior to any series of Preferred Stock if such reclassification, alteration or amendment would render such other security senior to or pari passu with such series of Preferred Stock;

3.3.4    authorize or effect the declaration or payment of dividends or other distributions upon, or the redemption or repurchase of, any capital stock of the Corporation, other than (x) repurchases or redemptions of capital stock of the Corporation issued to employees of the Corporation pursuant to equity incentive plans or upon termination of employment and (y) repurchases of Preferred Stock pursuant to Section 6 of this Article Fourth;

3.3.5    authorize or effect the merger or consolidation of the Corporation with any other entity, any Deemed Liquidation Event, or any recapitalization, reorganization or reclassification of the capital stock of the Corporation, or consent to any of the foregoing;

3.3.6    authorize or effect the acquisition in any manner, directly or indirectly, of the capital stock or a substantial portion of the assets of any entity by the Corporation;

3.3.7    dissolve, liquidate or wind up the business and affairs of the Corporation;

3.3.8    make any change in the inherent nature of the Corporation’s business;

3.3.9    incur indebtedness in excess of $2,000,000 other than (i) trade payables incurred in the ordinary course of business and (ii) up to $9,000,000 principal amount of indebtedness pursuant to that certain Loan and Security Agreement by and between the Corporation and Comerica Bank, dated as of June 10, 2014, as amended from time to time;

3.3.10    increase or decrease the size of the Board of Directors from nine (9) members;

3.3.11    authorize or effect, or permit any subsidiary to authorize or effect any of the following: (w) the organization of any new direct or indirect subsidiary, (x) the material amendment or modification of the charter, bylaws or other organizational document of any subsidiary; (y) becoming a general partner of any partnership or serving as surety with respect to the liabilities of any third party; or (z) the restructuring of any existing subsidiary;

3.3.12    enter into or be a party to any transaction with any director, officer or stockholder of the Corporation holding 5% or more of the capital stock of the Corporation on a fully-diluted basis, or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person (other than (i) standard employment agreements and employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements, and (iii) the purchase of shares of the Corporation’s capital stock and the issuance of options to purchase shares of Common Stock) except to the extent approved by the Board of Directors, including three of the Preferred Directors;

3.3.13    increase the shares available under existing equity incentive plans, adopt new equity incentive plans or grant options or other equity-based awards to any employee, officer, director, consultant or advisor outside the scope of a previously approved employee equity-based plan; or

3.3.14    authorize or cause any subsidiary to engage in any of the actions described in this Subsection 3.3.

4.    Optional Conversion. The holders of Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1    Right to Convert.

4.1.1    Conversion Ratio. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to the Series A Original Issue Price. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Original Issue Price by the Series B Conversion Price (as defined below) in effect at the time of conversion. The “Series B Conversion Price” shall initially be equal to the Series B Original Issue Price. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C Original Issue Price by the Series C Conversion Price (as defined below) in effect at the time of conversion. The “Series C Conversion Price” shall initially be equal to the Series C Original Issue Price. Such initial Series A Conversion Price, Series B Conversion Price and Series C Conversion Price, and the rate at which shares of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2    Termination of Conversion Rights. In the event of a notice of redemption of any shares of Preferred Stock pursuant to Section 6, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.

4.2    Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3    Mechanics of Conversion.

4.3.1    Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of the Conversion Time. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Preferred Stock converted.

4.3.2    Reservation of Shares. The Corporation shall at all times when any shares of Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series A Conversion Price, Series B Conversion Price, or the Series C Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, respectively, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price, Series B Conversion Price, or Series C Conversion Price.

4.3.3    Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

4.3.4    No Further Adjustment. Upon any such conversion, no adjustment to the Series A Conversion Price, Series B Conversion Price, and/or Series C Conversion Price, as applicable, shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5    Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4    Adjustments to Series A Conversion Price, Series B Conversion Price, and Series C Conversion Price for Diluting Issues.

4.4.1    Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a)    “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b)    “Series C Original Issue Date” shall mean the date on which the first share of Series C Preferred Stock was issued.

(c)    “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d)    “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series C Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)	shares of Common Stock, Options or Convertible Securities issued or deemed issued as a dividend or distribution on Preferred Stock;

(ii)

shares of Common Stock, Options or Convertible Securities issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(iii)

shares of Common Stock or Options issued or deemed issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation, including at least three Preferred Directors;

(iv)

shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(v)	shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation, including at least three Preferred Directors;

(vi)

shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Corporation, including at least three Preferred Directors;

(vii)

shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another commercial operating entity by the Corporation, whether by merger, purchase of substantially all of the assets, other reorganization, pursuant to a joint venture agreement or otherwise, provided, that such issuances are approved by the Board of Directors of the Corporation, including at least three Preferred Directors;

(viii)

shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships, provided such issuances are (A) for other than primarily capital raising purposes and (B) approved by the Board of Directors of the Corporation, including at least three Preferred Directors; or

(ix)

shares of Series C Preferred Stock issued pursuant to that certain Series C Stock Purchase by and between the Corporation and the purchasers named therein, dated on or about March 13, 2015 (the “Purchase Agreement”).

4.4.2    No Adjustment of Conversion Price. No adjustment in the Series A Conversion Price, Series B Conversion Price, or Series C Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if: (a) the consideration per share for such Additional Shares of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the applicable Series A Conversion Price, Series B Conversion Price, or Series C Conversion Price, as applicable, in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (b) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of the Preferred Voting Threshold agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3    Deemed Issue of Additional Shares of Common Stock.

(a)    If the Corporation at any time or from time to time after the Series C Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)    If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price, Series B Conversion Price, or Series C Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price, Series B Conversion Price, and/or Series C Conversion Price, as applicable computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price, Series B Conversion Price, and/or Series C Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series A Conversion Price, Series B Conversion Price, or Series C Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price, Series B Conversion Price, or Series C Conversion Price, respectively, in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Conversion Price, Series B

Conversion Price, or Series C Conversion Price, respectively, that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)    If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price, Series B Conversion Price, or Series C Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price, Series B Conversion Price, or Series C Conversion Price, respectively, then in effect, or because such Option or Convertible Security was issued before the Series C Original Issue Date), are revised after the Series C Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)    Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price, Series B Conversion Price, or Series C Conversion Price pursuant to the terms of Subsection 4.4.4, the Series A Conversion Price, Series B Conversion Price, or Series C Conversion Price, respectively, shall be readjusted to such Series A Conversion Price, Series B Conversion Price, or Series C Conversion Price, respectively, as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)    If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price, Series B Conversion Price, or Series C Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion

Price, Series B Conversion Price, or Series C Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price, Series B Conversion Price, or Series C Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4    Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series C Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series A Conversion Price, Series B Conversion Price, or Series C Conversion Price in effect immediately prior to such issue, then the Series A Conversion Price, Series B Conversion Price, and/or Series C Conversion Price, as applicable, shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a)    “CP2” shall mean the Series A Conversion Price, Series B Conversion Price, or Series C Conversion Price, as applicable, in effect immediately after such issue of Additional Shares of Common Stock

(b)    “CP1” shall mean the Series A Conversion Price, Series B Conversion Price, or Series C Conversion Price, as applicable, in effect immediately prior to such issue of Additional Shares of Common Stock;

(c)    “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d)    “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e)    “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5    Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)    Cash and Property: Such consideration shall:

(i)

insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest which is not exchangeable for or convertible into Additional Shares of Common Stock;

(ii)

insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii)

in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b)    Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6    Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price, Series B Conversion Price, and/or Series C Conversion Price pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Conversion Price, Series B Conversion Price, and/or Series C Conversion Price, as applicable, shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5    Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series C Original Issue Date effect a subdivision of the outstanding Common Stock without a comparable subdivision of the Series A Preferred Stock, Series B Preferred Stock, and the Series C Preferred Stock, as applicable, or combine the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock without a comparable combination of the Common Stock, the Series A Conversion Price, Series B Conversion Price, and/or Series C Conversion Price, as applicable, in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series C Original Issue Date combine the outstanding shares of Common Stock without a comparable combination of the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, as applicable, or effect a subdivision of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock without a comparable subdivision of the Common Stock, the Series A Conversion Price, Series B Conversion Price, and/or Series C Conversion Price, as applicable, in effect immediately before the combination or subdivision shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6    Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of capital stock of the Corporation entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price, Series B Conversion Price, and Series C Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price, Series B Conversion Price, or Series C Conversion Price, respectively, then in effect by a fraction:

(1)    the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)    the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price, Series B Conversion Price, and Series C Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price, Series B Conversion Price, and Series C Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, as applicable, simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, as applicable, had been converted into Common Stock on the date of such event.

4.7    Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of capital stock of the Corporation entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of such capital stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.8    Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price, Series B Conversion Price, and Series C Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock. For the avoidance of doubt, nothing in this Subsection 4.8 shall be construed as preventing the holders of Preferred Stock from seeking any appraisal rights to which they are otherwise entitled under the General

Corporation Law in connection with a merger triggering an adjustment hereunder, nor shall this Subsection 4.8 be deemed conclusive evidence of the fair value of the shares of Preferred Stock in any such appraisal proceeding.

4.9    Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, Series B Conversion Price, or Series C Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 20 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, as applicable, a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which such series of Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price, Series B Conversion Price, and Series C Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Preferred Stock.

4.10    Notice of Record Date. In the event:

(a)    the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)    of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)    of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

5.    Mandatory Conversion.

5.1    Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least three (3) times the Series C Original Issue Price per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50 million of proceeds, net of the underwriting discount and commissions, to the Corporation (a “Qualified Public Offering”) or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of the Preferred Voting Threshold (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.

5.2    Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Such notice shall be sent by first class or registered mail, postage prepaid, or given by electronic communication in compliance with the provisions of the General Corporation Law, to each record holder of Preferred Stock. Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled to receive pursuant to this Section 5. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

5A.    Special Mandatory Conversion.

5A.1.    Trigger Event. In the event that any Major Investor does not participate in a Qualified Financing (as defined below) by purchasing in the aggregate, in such Qualified Financing and within the time period specified by the Corporation (provided that the Corporation has sent to each Major Investor at least 10 days written notice of, and the opportunity to purchase its Pro Rata Amount (as defined below) of, the Qualified Financing), such Major Investor’s Pro Rata Amount, then each share of Preferred Stock held by such Major Investor shall automatically, and without any further action on the part of such Major Investor, be converted into shares of Common Stock at the Series A Conversion Price, Series B Conversion Price, or Series C Conversion Price, as applicable, in effect immediately prior to the consummation of such Qualified Financing, effective upon, subject to, and concurrently with, the consummation of the Qualified Financing. For purposes of determining the number of shares of Preferred Stock owned by a holder (including for purposes of determining if such holder is a Major Investor), and for determining the number of Offered Securities (as defined below) a holder of Preferred Stock has purchased in a Qualified Financing, all shares of Preferred Stock held by Affiliates (as defined below) of such holder shall be aggregated with such holder’s shares and all Offered Securities purchased by Affiliates of such holder shall be aggregated with the Offered Securities purchased by such holder (provided that no shares or securities shall be attributed to more than one entity or person within any such group of affiliated entities or persons). Such conversion is referred to as a “Special Mandatory Conversion.”

5A.2.    Procedural Requirements. Upon a Special Mandatory Conversion, each holder of shares of Preferred Stock converted pursuant to Subsection 5A.1 shall be sent written notice of such Special Mandatory Conversion and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5A. Upon receipt of such notice, each holder of such shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5A. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Subsection 5A.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the time of the Special Mandatory Conversion (notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor (or lost certificate affidavit and agreement), to receive the items provided for in the next sentence of this Subsection 5A.2. As soon as practicable after the Special Mandatory Conversion and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock so converted, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

5A.3.    Definitions. For purposes of this Section 5A, the following definitions shall apply:

5A.3.1    “Affiliate” shall mean, with respect to any holder of shares of Preferred Stock, any person, entity or firm which, directly or indirectly, controls, is controlled by or is under common control with such holder, including, without limitation, any entity of which the holder is a partner or member, any partner, officer, director, member or employee of such holder and any venture capital fund now or hereafter existing of which the holder is a partner or member which is controlled by or under common control with one or more general partners of such holder or shares the same management company with such holder. Notwithstanding anything to the contrary herein (i) each of Kaiser Foundation Hospitals, The Permanente Federation LLC – Series F, The Permanente Federation LLC – Series I and The Permanente Federation LLC – Series J shall be deemed to be Affiliates of one another and (ii) each of SightLine Healthcare Opportunity Fund II, L.P., SightLine Healthcare Opportunity Fund II-A, L.P. and SightLine Healthcare Opportunity Fund II-B, L.P. shall be deemed to be Affiliates of one another.

5A.3.2    “Major Investor” shall mean a holder of at least 175,000 shares of Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization).

5A.3.3    “Offered Securities” shall mean the equity securities of the Corporation set aside by the Board of Directors of the Corporation for purchase by holders of outstanding shares of Preferred Stock in connection with a Qualified Financing, and offered to such holders.

5A.3.4    “Pro Rata Amount” shall mean, with respect to any holder of Preferred Stock, the lesser of (a) a number of Offered Securities calculated by multiplying the aggregate number of Offered Securities by a fraction, the numerator of which is equal to the number of shares of Preferred Stock issued or, upon exercise or conversion of securities held by such holder, issuable to such holder, and the denominator of which is equal to the total number of shares of Preferred Stock then outstanding, including shares of Preferred Stock issuable upon exercise or conversion of outstanding securities (in each case, for purposes of the foregoing calculations, assuming conversion of all outstanding shares of Preferred Stock into Common Stock pursuant to the provisions of Section 4), or (b) the maximum number of Offered Securities that such holder is permitted by the Corporation to purchase in such Qualified Financing, after giving effect to any cutbacks or limitations established by the Board of Directors, including at least three Preferred Directors, and applied on a pro rata basis to all holders of Preferred Stock.

5A.3.5    “Qualified Financing” shall mean any transaction involving the issuance or sale of Additional Shares of Common Stock in connection with any financing after the Series C Original Issue Date that would result in at least $500,000 in gross proceeds to the Corporation (other than a financing led by a new investor that is not an Affiliate of any of the Corporation’s existing stockholders, at a price per share greater than the Series C Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization)), unless the holders of at least 75% of the Preferred Stock (voting together as a single class on an as converted to Common Stock basis) elect, by written notice sent to the Corporation at least five (5) days prior to the consummation of the Qualified Financing, that such transaction not be treated as a Qualified Financing for purposes of this Section 5A.

6.    Redemption.

6.1    General. Upon receipt by the Corporation of written notice from the holders of the Preferred Voting Threshold requesting redemption of all shares of Preferred Stock (the “Redemption Request”) given at any time on or after the fifth anniversary of the Series C Original Issue Date, unless prohibited by Delaware law governing distributions to stockholders, all of the outstanding shares of Preferred Stock shall be redeemed by the Corporation at a price equal to the Series A Original Issue Price per share, the Series B Original Issue Price per share, or the Series C Original Issue Price per share, as applicable, plus all declared but unpaid dividends thereon (the “Redemption Price”), payable in three annual equal installments commencing not more than 60 days after receipt by the Corporation of the Redemption Request. Upon receipt of a Redemption Request, the Corporation shall apply all of its assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to stockholders. The date of each such installment shall be referred to as a “Redemption Date”. On each Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Preferred Stock owned by each holder, that number of outstanding shares of Preferred Stock determined by dividing (i) the total number of shares of Preferred Stock outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). If on any Redemption Date Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Preferred Stock to be redeemed, the Corporation shall (i) first ratably redeem the maximum amount of Series C Preferred Stock that it may redeem consistent with such law, and shall redeem the remaining shares of Series C Preferred Stock as soon as it may lawfully do so under such law, (ii) second, after all shares of Series C Preferred Stock are redeemed, ratably redeem the maximum amount of Series B Preferred Stock that it may redeem consistent with such law, and shall redeem the remaining shares of Series B Preferred Stock as soon as it may lawfully do so under such law, and (iii) third, after all shares of Series C Preferred Stock and Series B Preferred Stock are redeemed, ratably redeem the maximum amount of Series A Preferred Stock that it may redeem consistent with such law, and shall redeem the remaining shares of Series A Preferred Stock as soon as it may lawfully do so under such law.

6.2    Redemption Notice. The Corporation shall mail written notice of the mandatory redemption (the “Redemption Notice”), postage prepaid, to each holder of record of Preferred Stock, at its post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, not less than 40 days prior to each Redemption Date. Each Redemption Notice shall state:

(a)    the number of shares of Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(b)    the Redemption Date and the Redemption Price;

(c)    the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 4.1); and

(d)    that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed.

6.3    Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of such series of Preferred Stock shall promptly be issued to such holder.

6.4    Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

7.    Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.

8.    Waiver. Any of the rights, powers, preferences and other terms of the Preferred Stock set forth herein may be waived on behalf of all holders of Preferred Stock by the affirmative written consent or vote of the holders of the Preferred Voting Threshold; provided, however, that the terms of Subsection 5A may only be amended or waived by the holders of at least 75% of the shares of Preferred Stock then outstanding (voting together as a separate class on an as converted to Common Stock basis).

9.    Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH: Subject to any additional vote required by the Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH: Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. Any action required or permitted by the General Corporation Law to be taken at a stockholder’s meeting may be taken without a meeting if the action is taken by stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all stockholders entitled to vote on the action were present and voted. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

ELEVENTH: The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

TWELFTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law for the Corporation’s certificate of incorporation or bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine.

*    *    *

3.    That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4.    That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Third Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 12th day of March, 2015.

By:	/s/ Joseph Army
Name: Joseph Army
Title: President and Chief Executive Officer

Signature Page to Third Amended and

Restated Certificate of Incorporation

Exhibit C

Registration Rights

Seventh Amended and Restated Registration Rights Agreement dated as of March 13, 2015 (including all amendments thereto) - ATTACHED HERETO

Exhibit C

VAPOTHERM, INC.

SEVENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS SEVENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of March 13, 2015, by and among VAPOTHERM, INC., a Delaware corporation (the “Company”); holders of shares of the Company’s Series A Preferred Stock (the “Series A Investors”); holders of shares of the Company’s Series B Preferred Stock (the “Series B Investors”); holders of shares of the Company’s Series C Preferred Stock (the “Series C Investors”); and Bridge Bank, National Association (“Bridge Bank,” and together with the Series A Investors, the Series B Investors, and the Series C Investors, the “Investors”); in each case, as listed on Exhibit A, which may be amended from time to time by the Company.

WHEREAS, this Agreement shall supersede the prior Sixth Amended and Restated Registration Rights Agreement by and among the Company, the Series A Investors, the Series B Investors (each as defined therein) and Bridge Bank dated as of February 12, 2014, as amended (the “Prior Agreement”);

WHEREAS, unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 1 hereof; and

NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree to amend and restate the Prior Agreement in its entirety as follows:

AGREEMENT

The parties hereto agree to amend and restate the Prior Agreement as follows:

1.    Definitions.

“Affiliate” means, as applied to a specified Person, any Person directly or indirectly controlling, controlled by or under common control with the specified Person. For the purposes of this definition, “control” shall have the meaning specified as of the date of this Agreement for that word in Rule 405 promulgated by the Commission under the Securities Act. For purposes of this Agreement, Kaiser Foundation Hospitals, The Permanente Federation LLC-Series F, The Permanente Federation LLC-Series G, The Permanente Federation LLC-Series I and The Permanente Federation, LLC – Series J shall be deemed to be Affiliates of each other.

“Commission” means the Securities and Exchange Commission and any successor thereto.

“Common Stock” means the Company’s Common Stock, $0.001 par value per share, and any shares into which such Common Stock shall have been changed, or any shares resulting from any reclassification of the Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended prior to or after the date of this Agreement, or any federal statute or statutes that shall be enacted to take the place of such Act, together with all rules and regulations promulgated thereunder.

“Person” means an individual, partnership, corporation, business trust, limited liability company, joint stock company, trust, unincorporated association, joint venture, or other entity of whatever nature.

“Preferred Stock” means Series A Preferred Stock, the Series B Preferred Stock, and Series C Preferred Stock.

The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means (i) any Common Stock now held or hereafter acquired by the Investors; (ii) any Common Stock issued or issuable upon the conversion of the Preferred Stock, (iii) any Common Stock issued or issuable to Bridge Bank upon exercise of (A) that certain Warrant by the Company in favor of Bridge Bank dated as of February 22, 2008, (B) that certain Warrant by the Company in favor of Bridge Bank dated as of September 2, 2011, or (C) that certain Warrant by the Company in favor of Bridge Bank dated as of September 27, 2013, (iii) any Common Stock issued or issuable with respect to the securities referred to in clause (i), (ii) or (iii) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iv) any other shares of Common Stock, and any shares of Common Stock issuable upon the conversion or exercise of any other securities, held by Persons holding securities described in clauses (i), (ii) and (iii) above. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when (i) they have been distributed to the public pursuant to an offering registered under the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such distribution or (ii) they have been sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such distribution. For purposes of this Agreement, (i) a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected and (ii) shares of Common Stock issued upon conversion of Preferred Stock pursuant to Article Fourth Section B(5A) of the Company’s Second Amended & Restated Certificate of Incorporation shall not be considered Registrable Securities.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any successor Rule thereto.

“Rule 415” means Rule 415 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any successor Rule thereto.

“Securities Act” means the Securities Act of 1933, as amended prior to or after the date of this Agreement, or any federal statute or statutes that shall be enacted to take the place of such Act, together with all rules and regulations promulgated thereunder.

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“Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, $0.001 par value per share.

“Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, $0.001 par value per share.

“Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, $0.001 par value per share.

2.    Demand Registrations.

(a)    Requests for Registration. Subject to the other provisions set forth in this Agreement, at any time following the earliest to occur of (A) 180 days after the Company has completed an initial public offering of securities under the Securities Act and (B) the five-year anniversary of the first issuance of shares of Series C Preferred Stock, (i) the holders of at least a majority of the Registrable Securities may request registration under the Securities Act of all or part of their Registrable Securities on Form S-1 or any similar long-form registration form hereafter adopted by the Commission (“Long-Form Registrations”), provided that the aggregate offering value of the Registrable Securities requested to be registered in any Long-Form Registration must exceed $5,000,000 (based on the then current public market price), and (ii) the holders of the Registrable Securities may request registration under the Securities Act of all or part of their Registrable Securities on Form S-3 or any successor short form hereafter adopted by the Commission that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC (“Form S-3 Registrations”) if available, provided that the aggregate offering value of the Registrable Securities requested to be registered in any Form S-3 Registration must exceed $1,000,000. Each request for a Demand Registration (as defined below) shall specify the approximate number of Registrable Securities requested to be registered. Within ten (10) days after receipt of any such request, the Company will give written notice of such requested registration to all other holders of Registrable Securities and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice. All registrations requested pursuant to this Section 2(a) are referred to herein as “Demand Registrations.”

(b)    Long-Form Registrations. The holders of Registrable Securities will be entitled to request two (2) Long-Form Registrations. A registration will not count as one of the permitted Long-Form Registrations until it has become effective or is withdrawn at the request of the holders of at least a majority of the Registrable Securities (other than as a result of a material adverse change to the Company), and unless all of the Registrable Securities requested to be included are covered thereby or, if underwritten, the holders of Registrable Securities are able to sell at least 75% of the Registrable Securities requested to be included in such registration.

(c)    Form S-3 Registrations. Subject to Section 2(e), after the Company has become subject to the reporting requirements of the Exchange Act and is eligible to register securities for resale on Form S-3 (or any successor form), the holders of Registrable Securities may request Form S-3 Registrations or that the Company take all steps necessary to include such Registrable Securities in a Form S-3 that the Company has previously filed under Rule 415 under

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the Securities Act (to the extent reasonably practicable); provided that the aggregate offering value of the Registrable Securities requested to be registered in any Form S-3 Registration must exceed $1,000,000 (based on the then current public market price). Upon receiving such request, the Company shall use its best efforts to promptly file a registration statement on Form S-3 (or any successor form), or file an appropriate post-effective amendment or supplement to an existing registration statement, to register under the Securities Act for public sale in accordance with the method of disposition specified in such request the number of shares of Registrable Securities specified in such request. The Company shall use its best efforts to take any action reasonably necessary to maintain its eligibility to utilize Form S-3 (or any successor form) in order to permit resales by the holders of Registrable Securities.

(d)    Priority on Demand Registrations. The Company will not include in any Demand Registration any securities that are not Registrable Securities without the prior written consent of the holders of at least 75% of the Registrable Securities initially requesting such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities that each such holder requested to be included in such registration.

(e)    Restrictions on Demand Registrations. The Company will not be obligated to effect, or to take any action to effect, any Long-Form Registration (i) within six (6) months after the effective date of a previous Long-Form Registration; (ii) after the Company has effected two (2) Long-Form Registrations; (iii) if the Company delivers notice to the holders of Registrable Securities within thirty (30) days of any registration request of its intent to file a registration statement for an initial public offering of the Company’s securities within ninety (90) days following such notice; or (iv) if the holders of Registrable Securities propose to dispose of shares of Registrable Securities that may, at the time of such request, be registered on Form S-3 pursuant to a request made pursuant to Section 2(c). The Company will not be obligated to effect, or to take any action to effect, any Form S-3 Registration pursuant to Section 2(c) if (i) the Company has effected two (2) Form S-3 Registrations pursuant to Section 2(c) within the twelve (12) month period immediately preceding the date of such request; or (ii) the Company delivers notice to the holders of Registrable Securities within thirty (30) days of any Form S-3 Registration request of its intent to make a public offering for its own behalf within ninety (90) days following such notice. The Company may postpone for up to 90 days the filing or the effectiveness of a registration statement for a Demand Registration if, in the good faith determination of the Company’s Board of Directors, such Demand Registration would reasonably be expected to have an adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, reorganization, or similar transaction; provided that (i) in such event, the holders of Registrable Securities initially requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as one of the permitted Demand

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Registrations hereunder and the Company will pay all Registration Expenses (as defined in Section 6(a)) in connection with such registration and (ii) the Company may not postpone the filing or the effectiveness of such registration statement, as applicable, more than once in any 12-month period.

(f)    Underwritten Registration. In the event that the registration requested by the holders of Registrable Securities pursuant to this Section 2 is a registered public offering involving an underwriting, the right of any other holder of Registrable Securities to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting (unless otherwise mutually agreed by such holder and a majority in interest of the holders requesting such registration) on the terms set forth therein and each such holder shall be required to enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting pursuant to the terms hereof.

(g)    Termination of Demand Registration Rights. The rights of holders of Registrable Securities to effect Demand Registrations pursuant to this Section 2 shall terminate upon the earliest to occur of (i) the date that is five (5) years after the completion of the Company’s initial underwritten public offering of its securities pursuant to an effective registration statement under the Securities Act (an “IPO”), (ii) the occurrence of a Deemed Liquidation Event (as defined in the Company’s Second Amended & Restated Certificate of Incorporation, as amended from time to time) and (iii) as to any holder, such earlier time after the IPO at which such holder (A) can sell all shares held by it in compliance with Rule 144(b)(1)(i) or (B) holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such holder (together with any Affiliate of the holder with whom such holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144.

3.    Piggyback Registrations.

(a)    Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than a registration on Form S-8, Form S-4 or similar successor forms hereafter adopted by the Commission) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice.

(b)    Priority on Qualified Public Offering. If a Piggyback Registration is for a Qualified Public Offering (as defined in the Company’s Second Amended and Restated Certificate of Incorporation, as amended from time to time), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the amount of Registrable Securities that each such holder requested to be included in such registration, and (iii) third, other securities requested to be included in such registration.

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(c)    Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company other than for a Qualified Public Offering, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the amount of Registrable Securities that each such holder requested to be included in such registration, and (iii) third, other securities requested to be included in such registration; provided that in any event the holders of Registrable Securities shall be entitled to register at least 30% of the Registrable Securities requested to be included in any such registration.

(d)    Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities (other than a Demand Registration), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and (ii) second, the Registrable Securities requested to be included in such registration, pro rata among all of such holders, on the basis of the amount of Registrable Securities and the other securities that each requesting holder requested to be included in such registration; provided, that, the holders of Registrable Securities shall be entitled to register at least 30% of the Registrable Securities requested to be included in the registration.

(e)    Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 2 or pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8, Form S-4 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six (6) months has elapsed from the effective date of such previous registration.

(f)    Termination of Piggyback Registration Rights. The rights of holders of Registrable Securities to effect Piggyback Registrations pursuant to this Section 3 shall terminate upon the earliest to occur of (i) the date that is five (5) years after the completion of the Company’s IPO, (ii) the occurrence of a Deemed Liquidation Event and (iii) as to any holder, such earlier time after the IPO at which such holder (A) can sell all shares held by it in compliance with Rule 144(b)(1)(i) or (B) holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such holder (together with any Affiliate of the holder with whom such holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144.

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4.    Holdback Agreements.

(a)    Each holder of Registrable Securities hereby agrees, in connection with the IPO (if any), that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 4 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the holders of Registrable Securities only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Section 4 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each holder of Registrable Securities further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 4 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all holders of Registrable Securities subject to such agreements, based on the number of shares subject to such agreements.

(b)    The Company agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree that to do so would not adversely affect the marketability of the registered public offering.

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5.    Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

(a)    prepare and file with the Commission a registration statement, or an appropriate post-effective amendment or supplement to an existing registration statement, with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement, post-effective amendment or supplement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of such counsel);

(b)    prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than twelve months and comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)    furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)    use its reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests (and to maintain such registrations and qualifications effective for the applicable period of time set forth in Section 5(b) hereof), and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e)    notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and to promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f)    cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

8

(g)    provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(h)    enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

(i)    make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(j)    otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k)    permit any holder of Registrable Securities, which holder, in its judgment, might be deemed to be an underwriter or a controlling Person of the Company, (i) to review and comment on the registration or comparable statement to be filed with the Commission and all preliminary versions thereof, (ii) to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included therein in order to reduce the risk that such holder may be deemed to be an underwriter or a controlling Person of the Company, or to reduce the risk and potential liability associated therewith in the event that such holder is deemed to be an underwriter or controlling Person of the Company (including, without limitation, that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company), provided that such material does not contain a material misstatement or omission and (iii) in the event that reference to such holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of any reference to such holder (provided that such holder shall furnish to the Company an opinion of counsel to such effect, which opinion shall be reasonably satisfactory to the Company);

(l)    in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

9

(m)    use its reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(n)    obtain a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request (provided that such Registrable Securities constitute at least 10% of the securities covered by such registration statement) and use its reasonable efforts to cause its legal counsel to render customary opinions to the underwriters and the sellers of Registrable Securities;

(o)    notify each seller of Registrable Securities promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming part of such registration statement has been filed; and

(p)    following the effectiveness of such registration statement, notify each seller of Registrable Securities of any request by the Commission for the amending or supplementing of such registration statement or prospectus.

6.    Registration Expenses.

(a)    All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding stock transfer taxes, underwriting discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne by the Company. Registration Expenses shall also include the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.

(b)    In connection with each Demand Registration and each Piggyback Registration, the Company will reimburse the holders of Registrable Securities covered by such registration for the reasonable fees and disbursements (which shall not exceed $60,000 in the aggregate for each such registration) of one counsel chosen by the holders of a majority of the Registrable Securities covered by such registration statement.

7.    Indemnification.

(a)    The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers, directors and employees and each Person who controls such holder (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, damages, liabilities and expenses caused by, arising out of, resulting from or based

10

upon (i) any untrue or alleged untrue statement of material fact contained in any registration statement filed by the Company in respect of Registrable Securities, or any prospectus, preliminary prospectus or free writing prospectus relating thereto or any amendment thereof or supplement thereto, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of any rule or regulation promulgated under the Securities Act or state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and the Company will reimburse such holder of Registrable Securities and each such officer, director, employee and controlling person for any legal or any other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or expense; except, in each case, insofar as the same are caused by, arise out of, result from or are based upon any information regarding the holder furnished in writing to the Company by such holder specifically for use in the preparation of such registration statement, prospectus, preliminary prospectus or free writing prospectus or any amendment thereof or supplement thereto. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b)    In connection with any registration statement relating to an offering in which a holder of Registrable Securities is participating hereunder, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will, severally and not jointly, indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any losses, claims, damages, liabilities and expenses caused by, arising out of, resulting from or based upon (i) any untrue or alleged untrue statement of material fact contained in such registration statement, or the prospectus, preliminary prospectus or free writing prospectus relating thereto or any amendment thereof or supplement thereto or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in (or omitted from) any information or affidavit regarding the holder furnished in writing by such holder specifically for use in connection with the preparation of such registration statement, prospectus, preliminary prospectus, free writing prospectus, amendment or supplement; provided that the obligation to indemnify will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c)    Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, provided that the failure of the indemnified party to give notice as herein provided shall not relieve the indemnifying party of its indemnification obligations hereunder except to the extent that the indemnifying party is adversely effected by such failure and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If

11

such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d)    The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

(e)    If for any reason the indemnification provided for in this Section 7 from an indemnifying party, although otherwise applicable by its terms, is determined by a court of competent jurisdiction to be unavailable to an indemnified party hereunder, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by the indemnified parties as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of such indemnifying party and the indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and the indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7(e), (i) in no case shall any one holder of Registrable Securities be liable or responsible for any amount in excess of the net proceeds received by such holder from the offering of Registrable Securities, and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

(f)    For so long as Maryland law places restrictions on the indemnification obligations of state agencies in accordance with the Opinion of the Maryland Attorney General No. 86-064 dated December 1, 1986 (the “Opinion”), it is expressly acknowledged and agreed that in

12

accordance with the terms of the Opinion, absent already available appropriations to fund indemnification or contribution obligations that may arise under Section 7, any and all such obligations of the Maryland Department of Business and Economic Development (“DBED”) are conditioned upon the availability of appropriations for use by DBED at the time such indemnification or contribution obligations arise, and are further limited to the extent of the State of Maryland’s statutory waiver of its sovereign immunity.

8.    Rule 144 Requirements. After the earliest of (i) the closing of the sale of the securities of the Company pursuant to a registration statement under the Securities Act, (ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

(a)    make and keep current public information about the Company available, as those terms are understood and defined in Rule 144;

(b)    use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)    furnish to any holder of Registrable Securities upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell such securities without registration.

9.    Miscellaneous.

(a)    Selection of Investment Bankers. The holders of Registrable Securities initiating the registration pursuant to Section 2 hereof shall have the right to select the managing underwriters for any underwritten offering requested pursuant to Section 2, subject to the approval of the Company, which approval will not be unreasonably withheld or delayed.

(b)    No Inconsistent Agreements; Other Registration Rights. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement. The Company agrees that it shall not grant to any Person any registration rights more favorable than, on parity with, or inconsistent with any of those contained herein for so long as any of the registration rights under this Agreement remain in effect without the written consent of the holders of at least 66-2/3% of the Registrable Securities.

(c)    Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

13

(d)    Remedies. Any person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(e)    Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of at least a majority the Registrable Securities.

(f)    Successors and Assigns. The registration rights hereunder may be assigned in connection with a private transfer of Registrable Securities or related shares of Preferred Stock upon written notice to the Company; provided that (i) the transferee is an Affiliate of the transferor, (ii) the transferee is a constituent partner or other equity owner of the transferor, or (iii) the transferee acquires Registrable Securities equivalent to at least 20,000 shares of Common Stock (as such number is adjusted for stock splits, stock dividends, recapitalizations, combinations, reclassifications and similar events). All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

(g)    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(h)    Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement may be executed by facsimile signatures.

(i)    Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(j)    Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the internal law, and not the law of conflicts, of Delaware.

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(k)    Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when received if delivered personally to the recipient, (ii) when receipt is electronically confirmed, if sent by fax (with hard copy to follow) to the recipient, (iii) one business day after deposit for next business day delivery to the recipient by reputable express courier service (charges prepaid) or (iv) three (3) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Investors at the addresses listed on Exhibit A and to the Company at the address set forth below:

Vapotherm, Inc.

22 Industrial Drive, Suite 1

Exeter, NH 03833

Telecopy No.: (xxx) xxx-xxxx

Attention: Joseph Army, CEO

with a copy to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Attention: Steven A. Wilcox

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(l)    Amendments and Waivers. Any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 66-2/3% of the Registrable Securities; provided, that this Agreement may be amended with the consent of the holders of less than all Registrable Securities only in a manner which applies to all such holders in the same fashion. Any such amendment, termination or waiver effected in accordance with this Section 9(l) shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

(m)    Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional Registrable Securities after the date hereof, any holder of such Registrable Securities, if not then a party to this Agreement, become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement or a joinder agreement in form and substance satisfactory to the Company, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder. From time to time, the Company shall amend Exhibit A to reflect the addition of Investors who become party to this Agreement after the date hereof.

[SIGNATURE PAGES FOLLOW]

15

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Registration Rights Agreement as of the date first written above.

COMPANY:

VAPOTHERM, INC.

By:	/s/ Joseph Army
Name: Joseph Army
Title: President

[SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Registration Rights Agreement as of the date first written above.

3X5 SPECIAL OPPORTUNITY FUND, L.P.

By: 3x5 Special Opportunity Partners, LLC, its general partner

By: Arnerich 3x5 Special Opportunity Managers, LLC, its member

By:	/s/ Nicholas Walrod
Name: Nicholas Walrod
Title: Authorized Signatory

VAPOTHERM INVESTORS, LLC

By:	/s/ Nicholas Walrod
Name: Nicholas Walrod
Title: Authorized Signatory

[SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Registration Rights Agreement as of the date first written above.

SIGHTLINE HEALTHCARE OPPORTUNITY FUND II, L.P.

BY: SIGHTLINE OPPORTUNITY MANAGEMENT II, LLC
ITS: GENERAL PARTNER
BY: SIGHTLINE PARTNERS LLC,
ITS: MANAGER

By:	/s/ Joseph Biller
Name: Joseph Biller
Its: Managing Director

SIGHTLINE HEALTHCARE OPPORTUNITY FUND II-A, L.P.

BY: SIGHTLINE OPPORTUNITY MANAGEMENT II, LLC
ITS: GENERAL PARTNER
BY:	SIGHTLINE PARTNERS LLC,
ITS:	MANAGER

By:	/s/ Joseph Biller
Name: Joseph Biller
Its: Managing Director

SIGHTLINE HEALTHCARE OPPORTUNITY FUND II-B, L.P.

BY:	SIGHTLINE OPPORTUNITY MANAGEMENT II, LLC
ITS:	GENERAL PARTNER
BY:	SIGHTLINE PARTNERS LLC,
ITS:	MANAGER

By:	/s/ Joseph Biller
Name: Joseph Biller
Its: Managing Director

[SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Registration Rights Agreement as of the date first written above.

QUESTMARK PARTNERS II, L.P.
By: QuestMark Advisers II, LLC
Its: General Partner

By:	/s/ Benjamin S. Schapiro
Name: Benjamin S. Schapiro
Title: Chairman & CEO

QUESTMARK PARTNERS SIDE FUND II, L.P.
By: QuestMark Advisers II, LLC
Its: General Partner

By:	/s/ Benjamin S. Schapiro
Name: Benjamin S. Schapiro
Title: Chairman & CEO

[SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Registration Rights Agreement as of the date first written above.

KAISER FOUNDATION HOSPITALS

By:	/s/ Thomas Meier
Name: Thomas Meier
Title: SVP & Treasurer

THE PERMANENTE FEDERATION LLC-SERIES F

By:	/s/ Claire J. Tamo
Name: Claire J. Tamo
Title: CFO

THE PERMANENTE FEDERATION LLC-SERIES G

By:	/s/ Claire J. Tamo
Name: Claire J. Tamo
Title: CFO

THE PERMANENTE FEDERATION LLC-SERIES I

By:	/s/ Claire J. Tamo
Name: Claire J. Tamo
Title: CFO

THE PERMANENTE FEDERATION LLC-SERIES J

By:	/s/ Claire J. Tamo
Name: Claire J. Tamo
Title: CFO

[SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Registration Rights Agreement as of the date first written above.

CROSS CREEK CAPITAL, L.P.
By:	Cross Creek Capital GP, L.P.
Its Sole General Partner

By:	/s/ Tyler Christenson
Name: Tyler Christenson
Title: Managing Director

CROSS CREEK CAPITAL EMPLOYEES’ FUND, L.P.
By:	Cross Creek Capital GP, L.P.
Its Sole General Partner

By:	/s/ Tyler Christenson
Name: Tyler Christenson
Title: Managing Director

[SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Registration Rights Agreement as of the date first written above.

Integral Capital Holdings VIII, LLC

By:	/s/ Douglas K. Bratton
By: Crestline Management, L.P., its Manager
By: Crestline Investors, Inc., its General Partner
By: Douglas K. Bratton, President

[SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Registration Rights Agreement as of the date first written above.

INVESTORS:

ADAGE CAPITAL PARTNERS, L.P.

By:	/s/ Dan Lehan
Name: Dan Lehan
Title: COO

[SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Registration Rights Agreement as of the date first written above.

MORGENTHALER VENTURE PARTNERS IX, L.P.
By: Morgenthaler Management Partners IX, LLC, Its Managing Partner

By:	/s/ Jason Lettmann
Name: Jason Lettmann
Title: Partner

[SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Registration Rights Agreement as of the date first written above.

INVESTORS:

Coöperatieve Gilde Healthcare III Sub-Holding U.A.

By:	/s/ Marc Olivier Perret
Name: Marc Olivier Perret
Title: Managing Partner

[SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

/s/ Joseph Army
JOSEPH ARMY

JOHN COOLIDGE

JOHN LANDRY

SAM KOVVURI

JOSEPH ARMY

/s/ John Coolidge
JOHN COOLIDGE

JOHN LANDRY

SAM KOVVURI

JOSEPH ARMY

JOHN COOLIDGE

/s/ John Landry
JOHN LANDRY

SAM KOVVURI

JOSEPH ARMY

JOHN COOLIDGE

JOHN LANDRY

/s/ Sam Kovvuri
SAM KOVVURI

EXHIBIT A

Investors

COOPERATIEVE GILDE HEALTHCARE III SUB-HOLDING U.A.

ADAGE CAPITAL PARTNERS, LP

MORGENTHALER VENTURE PARTNERS IX, L.P.

3X5 SPECIAL OPPORTUNITY FUND, L.P.

VAPOTHERM INVESTORS, LLC

SIGHTLINE HEALTHCARE OPPORTUNITY FUND II, L.P.

SIGHTLINE HEALTHCARE OPPORTUNITY FUND II-A, L.P.

SIGHTLINE HEALTHCARE OPPORTUNITY FUND II-B, L.P.

Integral Capital Holdings VIII, LLC

Cross Creek Capital, L.P.

Cross Creek Capital Employees’ Fund, L.P.

QuestMark Partners II, L.P.

QuestMark Partners Side Fund II, L.P.

Maryland Department of Business

& Economic Development

Kaiser Foundation Hospitals

c/o Kaiser Permanente Ventures

The Permanente Federation LLC-Series F

c/o Kaiser Permanente Ventures

The Permanente Federation LLC-Series G

c/o Kaiser Permanente Ventures

The Permanente Federation LLC-Series I

c/o Kaiser Permanente Ventures

The Permanente Federation LLC-Series J

c/o Kaiser Permanente Ventures

Bessemer Trust, NA as Custodian for

William J. Cirksena, MD Individual Retirement Account

Molly E. Cirksena

William J. Cirksena

Roche Capital, LLC

Barry and Evelyn Strauch

Bridge Bank, National Association

W. Robert Storey

William Niland

Kevin Thibodeau

Larry D. Grant

Joseph Army

John Landry

John Coolidge

Som Kovvuri